Terms supplement to the prospectus dated April 13, 2023, the prospectus supplement dated April 13, 2023, the product suppleme nt no. 4 - I dated April 13, 2023, the underlying supplement no. 5 - III dated March 5, 2025 and the prospectus addendum dated June 3, 2024 Registration Statement Nos. 333 - 270004 and 333 - 270004 - 01 Dated February 3, 2026 Rule 424(b)(3) North America Structured Investments 5yr MQUSLVA Review Notes J.P. Morgan Structured Investments | 1 800 576 3529 | jpm_structured_investments@jpmorgan.com The following is a summary of the terms of the notes offered by the preliminary pricing supplement hyperlinked below. Index Overview The MerQube US Large - Cap Vol Advantage Index (the “Underlying”) attempts to provide a dynamic rules - based exposure to an unfunde d rolling position in E - Mini ® S&P 500 ® futures (the “Futures Contracts”), which reference the S&P 500 ® Index (the “Constituent”), while targeting a level of implied volatility, with a maximum exposure to the Futures Contracts of 500% and a minimum exposure to t he Futures Contracts of 0%. The Index is subject to a 6.0% per annum daily deduction. The Constituent consists of stocks of 500 companie s s elected to provide a performance benchmark for the U.S. equity markets. Summary of Terms Issuer: JPMorgan Chase Financial Company LLC Guarantor: JPMorgan Chase & Co. Minimum Denomination: $1,000 Underlying: The MerQube US Large - Cap Vol Advantage Index (Bloomberg ticker: MQUSLVA). The level of the Underlying reflects a deduction of 6.0% per annum that accrues daily. Barrier Amount : 50.00% of the Initial Value Pricing Date: February 27, 2026 Review Dates : Annually Final Review Date : February 27, 2031 Maturity Date: March 4, 2031 CUSIP: 46660JJP8 Preliminary Pricing Supplement: http://sp.jpmorgan.com/document/cusip/46660JJP8/doctype/Product_Termsheet/document.pdf Estimated Value: The estimated value of the notes, when the terms of the notes are set, will not be less than $900.00 per $1,000 principal amount note. For more information about the estimated value of the notes, which likely will be lower than the price you paid for the notes, please see the hyperlink above. You may lose some or all of your principal at maturity. Any payment on the notes is subject to the credit risk of JPMorgan Ch ase Financial Company LLC, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes. Automatic Call If the closing value of the Underlying on any Review Date is greater than or equal to the Call Value, the notes will be autom ati cally called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Call Premium Amount applicable to that Review Date, payable on the applicable Call Settlement Date. No further payments will be made on the notes. Review Date Call Value Call Premium* First 100.00% of the Initial Value At least 28.50% Second 100.00% of the Initial Value At least 57.00% Third 100.00% of the Initial Value At least 85.50% Fourth 100.00% of the Initial Value At least 114.00% Final 100.00% of the Initial Value At least 142.50% Payment At Maturity If the notes have not been automatically called and the Final Value is greater than or equal to the Barrier Amount, you will rec eive the principal amount of your notes at maturity. If the notes have not been automatically called and the Final Value is less than the Barrier Amount, your payment at maturity pe r $1,000 principal amount note will be calculated as follows:$1,000 + ($1,000 × Underlying Return) If the notes have not been automatically called and the Final Value is less than the Barrier Amount, you will lose more than 50. 00% of your principal amount at maturity and could lose all of your principal amount at maturity. Investing in the notes linked to the Underlying involves a number of risks. See “Selected Risks” on page 2 of this document, “Risk Factors” in the prospectus supplement and the relevant product supplement and underlying supplement, Annex A to the prospectus addendum and “Selected Risk Considerations” in the relevant pricing supplement. Hypothetical Examples of Amounts Payable Upon Automatic Call or at Maturity** Underlying Return at Review Date Total Return at First Review Date* Total Return at Second Review Date* Total Return at Third Review Date* Total Return at Final Review Date* 100.00% 28.50% 57.00% 85.50% 142.50% 80.00% 28.50% 57.00% 85.50% 142.50% 40.00% 28.50% 57.00% 85.50% 142.50% 20.00% 28.50% 57.00% 85.50% 142.50% 10.00% 28.50% 57.00% 85.50% 142.50% 0.00% 28.50% 57.00% 85.50% 142.50% - 0.01% N/A N/A N/A 0.00% - 5.00% N/A N/A N/A 0.00% - 10.00% N/A N/A N/A 0.00% - 20.00% N/A N/A N/A 0.00% - 40.00% N/A N/A N/A 0.00% - 50.00% N/A N/A N/A 0.00% - 50.01% N/A N/A N/A - 50.01% - 60.00% N/A N/A N/A - 60.00% - 80.00% N/A N/A N/A - 80.00% - 100.00% N/A N/A N/A - 100.00% Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the relevant product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense. * In each case, to be determined on the Pricing Date, but not less than the minimum Call Premium, as applicable. ** Not all Review Dates reflected. Reflects a Call Premium of 28.50% per annum. The Call Premium will be determined on the Pricing Date and will not be less than 28.50% per annum. The “total return” as used above is the number expressed, as a percentage, that results from comparing the payment on the applicable payment date per $1,000 principal amount note to $1,000. The hypothetical returns on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns shown above would likely be lower. Capitalized terms used but not defined herein shall have the meaning set forth in the preliminary pricing supplement.

North America Structured Investments 5 y r M Q U S L V A R e v i e w N o t e s J.P. Morgan Structured Investments | 1 800 576 3529 | jpm_structured_investments@jpmorgan.com S e l e c t e d R i s k s Risks Relating to the Notes Generally ● Y o u r i n v e s t m e n t i n t h e n o t e s m a y r e s u l t i n a l o s s . T h e n o t e s d o n o t g u a r a n t e e a n y r e t u r n o f p r i n c i p a l . ● T h e l e v e l o f t h e U n d e r l y i n g w i l l i n c l u d e a 6 . 0 % p e r a n n u m d a i l y d e d u c t i o n . ● A n y p a y m e n t o n t h e n o t e s i s s u b j e c t t o t h e c r e d i t r i s k s o f J P M o r g a n C h a s e F i n a n c i a l C o m p a n y L L C a n d J P M o r g a n C h a s e & C o . T h e r e f o r e t h e v a l u e o f t h e n o t e s p r i o r t o m a t u r i t y w i l l b e s u b j e c t t o c h a n g e s i n t h e m a r k e t ’ s v i e w o f t h e c r e d i t w o r t h i n e s s o f J P M o r g a n C h a s e F i n a n c i a l C o m p a n y L L C o r J P M o r g a n C h a s e & C o . ● A s a f i n a n c e s u b s i d i a r y , J P M o r g a n C h a s e F i n a n c i a l C o m p a n y L L C h a s n o i n d e p e n d e n t o p e r a t i o n s a n d h a s l i m i t e d a s s e t s . ● T h e a p p r e c i a t i o n p o t e n t i a l o f t h e n o t e s i s l i m i t e d t o a n y C a l l P r e m i u m A m o u n t p a i d o n t h e n o t e s . ● T h e b e n e f i t p r o v i d e d b y t h e B a r r i e r A m o u n t m a y t e r m i n a t e o n t h e f i n a l R e v i e w D a t e . ● T h e a u t o m a t i c c a l l f e a t u r e m a y f o r c e a p o t e n t i a l e a r l y e x i t . ● N o i n t e r e s t p a y m e n t s , d i v i d e n d p a y m e n t s o r v o t i n g r i g h t s . ● L a c k o f l i q u i d i t y : J . P . M o r g a n S e c u r i t i e s L L C ( w h o w e r e f e r t o a s " J P M S " ) , i n t e n d s t o o f f e r t o p u r c h a s e t h e n o t e s i n t h e s e c o n d a r y m a r k e t b u t i s n o t r e q u i r e d t o d o s o . T h e p r i c e , i f a n y , a t w h i c h J P M S w i l l b e w i l l i n g t o p u r c h a s e n o t e s f r o m y o u i n t h e s e c o n d a r y m a r k e t , i f a t a l l , m a y r e s u l t i n a s i g n i f i c a n t l o s s o f y o u r p r i n c i p a l . ● T h e t a x c o n s e q u e n c e s o f t h e n o t e s m a y b e u n c e r t a i n . Y o u s h o u l d c o n s u l t y o u r t a x a d v i s e r r e g a r d i n g t h e U . S . f e d e r a l i n c o m e t a x c o n s e q u e n c e s o f a n i n v e s t m e n t i n t h e n o t e s . Risks Relating to Conflicts of Interest ● P o t e n t i a l c o n f l i c t s : W e a n d o u r a f f i l i a t e s p l a y a v a r i e t y o f r o l e s i n c o n n e c t i o n w i t h t h e i s s u a n c e o f n o t e s , i n c l u d i n g a c t i n g a s c a l c u l a t i o n a g e n t a n d h e d g i n g o u r o b l i g a t i o n s u n d e r t h e n o t e s , a n d m a k i n g t h e a s s u m p t i o n s u s e d t o d e t e r m i n e t h e p r i c i n g o f t h e n o t e s a n d t h e e s t i m a t e d v a l u e o f t h e n o t e s w h e n t h e t e r m s o f t h e n o t e s a r e s e t . I t i s p o s s i b l e t h a t s u c h h e d g i n g o r o t h e r t r a d i n g a c t i v i t i e s o f J . P . M o r g a n o r i t s a f f i l i a t e s c o u l d r e s u l t i n s u b s t a n t i a l r e t u r n s f o r J . P . M o r g a n a n d i t s a f f i l i a t e s w h i l e t h e v a l u e o f t h e n o t e s d e c l i n e s . ● O u r a f f i l i a t e , J P M S , w o r k e d w i t h M e r Q u b e i n d e v e l o p i n g t h e g u i d e l i n e s a n d p o l i c i e s g o v e r n i n g t h e c o m p o s i t i o n a n d c a l c u l a t i o n o f t h e U n d e r l y i n g . S e l e c t e d R i s k s ( c o n t i n u e d ) Risks Relating to the Estimated Value and Secondary Market Prices of the Notes ● T h e e s t i m a t e d v a l u e o f t h e n o t e s w i l l b e l o w e r t h a n t h e o r i g i n a l i s s u e p r i c e ( p r i c e t o p u b l i c ) o f t h e n o t e s . ● T h e e s t i m a t e d v a l u e o f t h e n o t e s i s d e t e r m i n e d b y r e f e r e n c e t o a n i n t e r n a l f u n d i n g r a t e . ● T h e e s t i m a t e d v a l u e o f t h e n o t e s d o e s n o t r e p r e s e n t f u t u r e v a l u e s a n d m a y d i f f e r f r o m o t h e r s ’ e s t i m a t e s . ● T h e v a l u e o f t h e n o t e s , w h i c h m a y b e r e f l e c t e d i n c u s t o m e r a c c o u n t s t a t e m e n t s , m a y b e h i g h e r t h a n t h e t h e n - c u r r e n t e s t i m a t e d v a l u e o f t h e n o t e s f o r a l i m i t e d t i m e p e r i o d . Risks Relating to the Underlying ● T h e U n d e r l y i n g m a y n o t b e s u c c e s s f u l o r o u t p e r f o r m a n y a l t e r n a t i v e s t r a t e g y . ● T h e U n d e r l y i n g m a y n o t a p p r o x i m a t e i t s t a r g e t v o l a t i l i t y . ● T h e U n d e r l y i n g i s s u b j e c t t o r i s k s a s s o c i a t e d w i t h t h e u s e o f s i g n i f i c a n t l e v e r a g e . ● T h e U n d e r l y i n g m a y b e s i g n i f i c a n t l y u n i n v e s t e d . ● T h e U n d e r l y i n g m a y b e a d v e r s e l y a f f e c t e d i f l a t e r f u t u r e s c o n t r a c t s h a v e h i g h e r p r i c e s t h a n a n e x p i r i n g f u t u r e s c o n t r a c t i n c l u d e d i n t h e U n d e r l y i n g . ● T h e U n d e r l y i n g i s a n e x c e s s r e t u r n i n d e x t h a t d o e s n o t r e f l e c t “ t o t a l r e t u r n s . ” ● J P M o r g a n C h a s e & C o . i s c u r r e n t l y o n e o f t h e c o m p a n i e s t h a t m a k e u p t h e S & P 5 0 0 ® I n d e x . ● C o n c e n t r a t i o n r i s k s a s s o c i a t e d w i t h t h e U n d e r l y i n g m a y a d v e r s e l y a f f e c t t h e v a l u e o f y o u r n o t e s . ● T h e U n d e r l y i n g i s s u b j e c t t o s i g n i f i c a n t r i s k s a s s o c i a t e d w i t h f u t u r e s c o n t r a c t s , i n c l u d i n g v o l a t i l i t y . ● S u s p e n s i o n o r d i s r u p t i o n s o f m a r k e t t r a d i n g i n f u t u r e s c o n t r a c t s m a y a d v e r s e l y a f f e c t t h e v a l u e o f y o u r n o t e s . ● T h e o f f i c i a l s e t t l e m e n t p r i c e a n d i n t r a d a y t r a d i n g p r i c e s o f t h e r e l e v a n t f u t u r e s c o n t r a c t s m a y n o t b e r e a d i l y a v a i l a b l e . ● C h a n g e s i n t h e m a r g i n r e q u i r e m e n t s f o r t h e f u t u r e s c o n t r a c t s i n c l u d e d i n t h e U n d e r l y i n g m a y a d v e r s e l y a f f e c t t h e v a l u e o f t h e n o t e s . ● T h e U n d e r l y i n g w a s e s t a b l i s h e d o n F e b r u a r y 1 1 , 2 0 2 2 a n d m a y p e r f o r m i n u n a n t i c i p a t e d w a y s . T h e r i s k s i d e n t i f i e d a b o v e a r e n o t e x h a u s t i v e . P l e a s e s e e “ R i s k F a c t o r s ” i n t h e p r o s p e c t u s s u p p l e m e n t a n d t h e a p p l i c a b l e p r o d u c t s u p p l e m e n t a n d u n d e r l y i n g s u p p l e m e n t , A n n e x A t o t h e p r o s p e c t u s a d d e n d u m a n d “ S e l e c t e d R i s k C o n s i d e r a t i o n s ” i n t h e a p p l i c a b l e p r e l i m i n a r y p r i c i n g s u p p l e m e n t f o r a d d i t i o n a l i n f o r m a t i o n . A d d i t i o n a l I n f o r m a t i o n A n y i n f o r m a t i o n r e l a t i n g t o p e r f o r m a n c e c o n t a i n e d i n t h e s e m a t e r i a l s i s i l l u s t r a t i v e a n d n o a s s u r a n c e i s g i v e n t h a t a n y i n d i c a t i v e r e t u r n s , p e r f o r m a n c e o r r e s u l t s , w h e t h e r h i s t o r i c a l o r h y p o t h e t i c a l , w i l l b e a c h i e v e d . T h e s e t e r m s a r e s u b j e c t t o c h a n g e , a n d J . P . M o r g a n u n d e r t a k e s n o d u t y t o u p d a t e t h i s i n f o r m a t i o n . T h i s d o c u m e n t s h a l l b e a m e n d e d , s u p e r s e d e d a n d r e p l a c e d i n i t s e n t i r e t y b y a s u b s e q u e n t p r e l i m i n a r y p r i c i n g s u p p l e m e n t a n d / o r p r i c i n g s u p p l e m e n t , a n d t h e d o c u m e n t s r e f e r r e d t o t h e r e i n . I n t h e e v e n t a n y i n c o n s i s t e n c y b e t w e e n t h e i n f o r m a t i o n p r e s e n t e d h e r e i n a n d a n y s u c h p r e l i m i n a r y p r i c i n g s u p p l e m e n t a n d / o r p r i c i n g s u p p l e m e n t , s u c h p r e l i m i n a r y p r i c i n g s u p p l e m e n t a n d / o r p r i c i n g s u p p l e m e n t s h a l l g o v e r n . P a s t p e r f o r m a n c e , a n d e s p e c i a l l y h y p o t h e t i c a l b a c k - t e s t e d p e r f o r m a n c e , i s n o t i n d i c a t i v e o f f u t u r e r e s u l t s . A c t u a l p e r f o r m a n c e m a y v a r y s i g n i f i c a n t l y f r o m p a s t p e r f o r m a n c e o r a n y h y p o t h e t i c a l b a c k - t e s t e d p e r f o r m a n c e . T h i s t y p e o f i n f o r m a t i o n h a s i n h e r e n t l i m i t a t i o n s a n d y o u s h o u l d c a r e f u l l y c o n s i d e r t h e s e l i m i t a t i o n s b e f o r e p l a c i n g r e l i a n c e o n s u c h i n f o r m a t i o n . I R S C i r c u l a r 2 3 0 D i s c l o s u r e : J P M o r g a n C h a s e & C o . a n d i t s a f f i l i a t e s d o n o t p r o v i d e t a x a d v i c e . A c c o r d i n g l y , a n y d i s c u s s i o n o f U . S . t a x m a t t e r s c o n t a i n e d h e r e i n ( i n c l u d i n g a n y a t t a c h m e n t s ) i s n o t i n t e n d e d o r w r i t t e n t o b e u s e d , a n d c a n n o t b e u s e d , i n c o n n e c t i o n w i t h t h e p r o m o t i o n , m a r k e t i n g o r r e c o m m e n d a t i o n b y a n y o n e u n a f f i l i a t e d w i t h J P M o r g a n C h a s e & C o . o f a n y o f t h e m a t t e r s a d d r e s s e d h e r e i n o r f o r t h e p u r p o s e o f a v o i d i n g U . S . t a x - r e l a t e d p e n a l t i e s . I n v e s t m e n t s u i t a b i l i t y m u s t b e d e t e r m i n e d i n d i v i d u a l l y f o r e a c h i n v e s t o r , a n d t h e f i n a n c i a l i n s t r u m e n t s d e s c r i b e d h e r e i n m a y n o t b e s u i t a b l e f o r a l l i n v e s t o r s . T h i s i n f o r m a t i o n i s n o t i n t e n d e d t o p r o v i d e a n d s h o u l d n o t b e r e l i e d u p o n a s p r o v i d i n g a c c o u n t i n g , l e g a l , r e g u l a t o r y o r t a x a d v i c e . I n v e s t o r s s h o u l d c o n s u l t w i t h t h e i r o w n a d v i s e r s a s t o t h e s e m a t t e r s . T h i s m a t e r i a l i s n o t a p r o d u c t o f J . P . M o r g a n R e s e a r c h D e p a r t m e n t s .